UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2009

Appalachian Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-15571	58-2242407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

822 Industrial Boulevard, Ellijay, Georgia		30540
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (706) 276-8000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Principal Officer

Appalachian Bancshares, Inc. (the “Company”) announced on November 18, 2009, that Tracy R. Newton, President and Chief Executive Officer of the Company and its wholly-owned subsidiary, Appalachian Community Bank (the “Bank”), is on an administrative leave from the Company and the Bank effective November 2, 2009 for an undetermined period of time.

The Company’s press release announcing Mr. Newton’s leave of absence is attached hereto as Exhibit 99.1.

(c) Appointment of Principal Officer

The Company also announced on November 18, 2009 that it entered into a Consulting Agreement with Danny W. Jett, age 59, pursuant to which Mr. Jett will serve as the acting Interim Chief Operating Officer of the Company and the Bank, effective as of November 16, 2009. Pursuant to the terms of the Consulting Agreement, Mr. Jett will be compensated $20,000 per month or pro rata portion of a month for his services with such compensation payable without deduction for federal income, social security, or state income taxes or any other amounts. Mr. Jett will also be reimbursed for all reasonable business expenses, provided such expenses are approved in advance by the Board of Directors of the Bank. The term of the Consulting Agreement shall continue until terminated by either of the parties. Either the Consultant or the Bank may terminate this Agreement at any time with thirty (30) days’ prior written notice to the other party, unless otherwise mutually agreed to by the parties.

Mr. Jett has more than 30 years experience in senior executive positions in the banking industry. Mr. Jett most recently served as an Executive in Charge of Operations, Technology and Administration of Georgian Bank, where he ran all aspects of operations, technology and administration at the $2.0 billion Atlanta-based financial institution from July 2005 until September 2009. Mr. Jett served as President and Chief Executive of EastPoint Technologies, LLC, a national banking software and service provider located in Manchester, New Hampshire from June 2000 until June 2004. Mr. Jett graduated from the University of West Georgia and John Marshall Law School.

The press release announcing the engagement of Mr. Jett is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description

10.1	Consulting Agreement between Appalachian Community Bank and Danny Jett, dated November 16, 2009.

99.1	Press release of Appalachian Bancshares, Inc. dated November 18, 2009.[1]

1 The information provided in the attached press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPALACHIAN BANCSHARES, INC.

By:	/S/ DANNY F. DUKES
Danny F. Dukes, Chief Financial Officer

Dated: November 20, 2009